Exhibit 4.1

RIGHTS AGREEMENT

by and between

TSR, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Rights Agent

Dated as of

August 29, 2018

Exhibit A	Summary of Rights	A - 1
Exhibit B	Form of Rights Certificate	B - 1
Exhibit C	Form of Certificate of Designations Relating to the Terms of the Class A Preferred Stock, Series One	C - 1

RIGHTS AGREEMENT

This RIGHTS AGREEMENT is dated as of August 29, 2018, by and between TSR, INC., a Delaware corporation (the “Corporation”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, on August 29, 2018, the Board of Directors of the Corporation authorized the issuance of, and declared a dividend payable in, one right (a “Right”) for each share of Common Stock, $0.01 par value per share, of the Corporation outstanding as of the close of business on August 29, 2018 (the “Record Date”), each such Right representing the right to purchase one one-hundredth of a share of Class A Preferred Stock, Series One of the Corporation (the “Preferred Stock”) having the rights and preferences set forth in the Certificate of Designations attached hereto as Exhibit C, authorized by the Board of Directors on August 29, 2018, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Board of Directors of the Corporation further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Distribution Date or the Expiration Date (as such terms are hereinafter defined);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person and any other Person with whom such Person is Acting in Concert, shall be the Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding, but shall not include (i) an Exempt Person or (ii) any Person who or which, at the time of the first public announcement of this Rights Agreement, is a Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional shares of the Corporation’s Common Stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of shares of the Corporation’s Common Stock then outstanding beneficially owned by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock, such Person is not the Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 5%, such Grandfathered Stockholder shall cease to be a Grandfathered Stockholder and this clause (ii) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the time of the first public announcement of this Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of shares of the Corporation’s Common Stock expires, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different shares of the Corporation’s Common Stock that confers Beneficial Ownership of shares of the Corporation’s Common Stock shall be considered the acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock, such Person is not the Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding.

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Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of shares of the Corporation’s Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 5% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Corporation’s Common Stock then outstanding; provided, however, that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition of shares of the Corporation’s Common Stock by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of the Corporation’s Common Stock at any time such that the Person is or thereby becomes the Beneficial Owner of 5% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Corporation’s Common Stock then outstanding (other than shares of Common Stock acquired solely as a result of corporate action of the Corporation not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an Acquiring Person.

Notwithstanding the foregoing paragraphs of this Section 1(a), if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of the Corporation’s Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Rights Agreement, or otherwise seeking to control or influence the management or policies of the Corporation, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person.”

(b) A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Corporation or (ii) changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (A) each Person is conscious of the other Person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third Person who is also Acting in Concert with such other Person.

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(c)  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Rights Agreement.

(d) “Associate” of a Person (as such term is hereinafter defined) shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

(e) A Person shall be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities (and correlative terms shall have correlative meanings):

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, as in effect on the date of this Agreement;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or ability to vote, cause to be voted or control or direct the voting of pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (y) is not also then reportable on a statement on Schedule 13D under the Exchange Act (or any comparable or successor report) or (B) the right or the obligation to become the Beneficial Owner (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, the occurrence of conditions or the satisfaction of regulatory requirements) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock-borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange; or

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(iii) which are beneficially owned (within the meaning of the preceding subsections of this Section 1(e), directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates (A) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation or cooperating in obtaining, changing or influencing the control of the Corporation or (B) is Acting in Concert; or

(iv) which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Affiliates or Associates or any other Person with whom such Person is Acting in Concert, with the number of shares of Common Stock deemed beneficially owned in respect of a Derivative Position being the notional or other number of shares of Common Stock in respect of such Derivative Position (without regard to any short or similar position) that is specified in (A) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or any other Person with whom such Person is Acting in Concert or (B) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (A) or (B) is greater), or if no such number of shares of Common Stock is specified in such filings or documentation (or such documentation is not available to the Board of Directors ), as determined by the Board of Directors in its reasonable discretion.

Notwithstanding anything in this paragraph (e) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired in good faith in a firm commitment underwriting, until the expiration of forty days after the date of such acquisition.

(f) “Book-Entry” shall mean an uncertificated book-entry for the Corporation’s Common Stock.

(g) “Business Day” shall mean any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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(h) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(i) “Common Stock,” when used with reference to the Corporation, shall mean the common stock, $0.01 par value, of the Corporation. “Common Stock,” when used with reference to any Person other than the Corporation which shall be organized in corporate form, shall mean the capital stock or other equity security with the greatest voting power of such Person. “Common Stock,” when used with reference to any Person other than the Corporation which shall not be organized in corporate form, shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power of such Person.

(j) “Derivative Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Stock and that increases in value as the market price or value of the Common Stock increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Stock, in each case regardless of whether (i) it conveys any voting rights in such Common Stock to any Person, (ii) it is required to be, or capable of being, settled through delivery of Common Stock or (iii) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(k)  “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

(l) “Exchange Act” shall have the meaning set forth in Section 1(b) hereof.

(m) “Exempt Person” shall mean (i) the Corporation, (ii) any Subsidiary of the Corporation, or (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

(n) “Exercise Price” shall have the meaning set forth in Section 4 and Section 7(b) hereof.

(o) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(p) “Fair Market Value” of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

(q) “Person” shall mean any individual, firm, corporation or other entity.

(r) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

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(s) “Record Date” shall have the meaning set forth in the first Recital hereof.

(t) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(u) “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

(v) “Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(w) “Subsidiary” of a Person shall mean any corporation or other entity of which such Person Beneficially Owns at least 50% of the outstanding voting securities.

(x) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(y) “Trading Day” shall have the meaning set forth in Section 11(b) hereof.

(z) “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority, in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

Any determination required to be made by the Board of Directors of the Corporation for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, and such determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2. Appointment of Rights Agent.

The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Corporation shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Corporation shall notify the Rights Agent in writing thereof.

Section 3. Issuance of Rights Certificates.

(a) On the Record Date (or as soon as practicable thereafter), the Corporation or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the “Summary of Rights”), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation.

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(b) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may from time to time fix by resolution adopted prior to the Distribution Date that otherwise would have occurred or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates and Persons with whom such Person is Acting in Concert, would be the Beneficial Owner of 5% or more of the then-outstanding shares of the Corporation’s Common Stock (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the “Distribution Date”); provided, however, that if such tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer, (x) the Rights shall be evidenced by the Book-Entries, or certificates for, Common Stock registered in the name of the holders of Common Stock (together with, in the case of Book-Entries representing, or the certificates for, Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Book-Entries or Rights Certificates and the record holders of the Common Stock represented by such Book-Entries or certificates shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date), transfer on the Corporation’s direct registration system of any Common Stock represented by a Book-Entry or the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

(c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, dispensation from the Corporation’s treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between TSR, Inc. (the “Corporation”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), dated as of August 29, 2018, as it may be amended from time to time (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Corporation shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES OR PERSONS WITH WHOM SUCH PERSONS ARE ACTING IN CONCERT (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

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(d) As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a “Rights Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held; provided, however, that the Rights may instead be recorded in Book-Entry or other uncertificated form, in which case such Book-Entries or other evidence of ownership shall be deemed to be Rights Certificates for all purposes of this Rights Agreement ; provided, further, that all procedures relating to actions to be taken or information to be provided with respect to such Rights recorded in Book-Entry or other uncertificated forms, and all requirements with respect to the form of any Rights Certificate set forth in this Rights Agreement, may be modified as necessary or appropriate to reflect Book-Entry or other uncertificated ownership. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

(e) In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Corporation (i) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Corporation prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Rights certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Rights Certificate shall be issued if, and to the extent that, (i) the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

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Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent). Subject to the provisions of Section 22 hereof, Rights Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the “Exercise Price”).

(b) Notwithstanding any other provision of this Rights Agreement, any Rights Certificate that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof or any other Person whose Rights shall become void pursuant to Section 11(a)(ii) shall have impressed on, printed on, written on or otherwise affixed to it (if the Corporation or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate or a nominee of any of the foregoing) the following legend:

The Beneficial Owner of the Rights represented by this Rights Certificate is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

Section 5. Countersignature and Registration.

(a) Each Rights Certificate shall be executed on behalf of the Corporation by its Chairman of the Board, Chef Executive Officer, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation’s seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Rights Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Rights Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Rights Certificate had not ceased to be such officer of the Corporation. Any Rights Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

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(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for the surrender of Rights Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates and any Rights Certificates that have a legend printed thereon pursuant to Section 4(b).

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 11(a)(ii), Section 7(e) and Section 14(b) hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than a Rights Certificate representing Rights that have become void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 27) may be (i) transferred or (ii) split up, combined or exchanged for one or more other Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Rights Certificate shall surrender the Rights Certificate at the office of the Rights Agent designated for the surrender of Rights Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or, enclosed with such Rights Certificate, a written instrument of transfer in a form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be split up, combined or exchanged at the office of the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Corporation or the Rights Agent may require payment from the holders of the Rights Certificates of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Rights Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Rights Agreement that requires payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b) Subject to the provisions of Section 11(a)(ii), Section 7(e) and Section 14(b) hereof, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and the identity of the Beneficial Owner (or former Beneficial Owner) thereof including a signature guarantee and such other documentation as the Rights Agent may reasonably request), and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Corporation shall issue and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

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Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 11(a)(ii) and Section 23(a) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in New York, New York together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) August 29, 2021 (or if the Distribution Date shall have occurred before August 29, 2021, at the Close of Business on the 90th day following the Distribution Date) or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the “Expiration Date”).

(b) The Exercise Price shall initially be $24.78 for each one one-hundredth (1/100th) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i)(A) requisition from any registrar or transfer agent (as may be appropriate) of the Preferred Stock of the Corporation one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation hereby authorizes and directs such registrar or transfer agent (as may be appropriate) to comply with all such requests or (B) requisition from any depositary agent for the Preferred Stock of the Corporation depositary receipts representing such number of shares of Preferred Stock to be so purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Corporation hereby directs any such depositary agent to comply with such request, (ii) as provided in Section 14(b), at the election of the Corporation, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 120 days, during which the Corporation seeks to register under the Securities Act of 1933, as amended (the “Act”), and any applicable securities law of any other jurisdiction, the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(c) hereof.

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(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or his assignee, subject to the provisions of Section 14(b) hereof.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or a Person referred to in clause (y) or (z) of Section 11(a)(ii) and such other information as the Corporation shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Rights Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9. Reservation and Availability of Shares of Preferred Stock.

(a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Corporation shall take such action as may be required for it to comply with the foregoing sentence of this Section 9(a).

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(b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, on the NASDAQ Capital Market or successor thereto or, if the principal market for the Common Stock is not the NASDAQ Capital Market, to be eligible for quotation on any other national securities exchange or other comparable quotation system.

(c) The Corporation covenants and agrees that it will take all such actions as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates, for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d) The Corporation shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, or (B) the Expiration Date. The Corporation may temporarily suspend, for a period of time not to exceed 120 days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Act and permit it to become effective. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

(e) The Corporation covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Rights Certificate to a Person other than, or the issuance or delivery of certificates or depositary receipts for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, and the Corporation shall not be required to or issue or deliver a Rights Certificate or certificate or depositary receipt for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such Transfer Tax is due.

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Section 10. Preferred Stock Record Date.

Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11. Adjustment of Exercise Price, Number of Shares or Number of Rights.

The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Corporation shall at any time after the date of this Rights Agreement (i) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (ii) subdivide the outstanding shares of Preferred Stock, (iii) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right.

(ii)  Subject to the second paragraph of this Section 11(a)(ii) and to Section 27, from and after the Stock Acquisition Date, each holder of a Right shall have a right to receive, upon exercise of each Right, in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of shares of the Corporation’s Common Stock as shall equal the result obtained by dividing the current Exercise Price by 50% of the then Current Per Share Market Price of the Corporation’s Common Stock (determined pursuant to Section 11(d)) on the Stock Acquisition Date.

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From and after the Stock Acquisition Date, any Rights that are or were acquired or beneficially owned by (1) an Acquiring Person (or any Associate or Affiliate of such Acquiring Person or any other Person with whom such Person is Acting in Concert), (2) a transferee of any Acquiring Person (or of any such Associate or Affiliate or any other Person with whom such Person is Acting in Concert) who becomes such a transferee after the Acquiring Person becomes an Acquiring Person or (3) a transferee of an Acquiring Person (or of any such Associate or Affiliate or any other Person with whom such Person is Acting in Concert) who becomes such a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate or any other Person with whom such Person is Acting in Concert) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate or any other Person with whom such Person is Acting in Concert) or to any Person with whom the Acquiring Person (or such Associate or Affiliate or any other Person with whom such Person is Acting in Concert) has any continuing agreement, arrangement, understanding or relationship (whether or not in writing) regarding the transferred Rights or (y) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of this Section 11(a)(ii), (each such Person described in (1)-(3) above, an “Excluded Person”) shall, in each such case, be null and void, and any holder of such Rights (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person or any other Person with whom such Person is Acting in Concert) shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. No Rights Certificates shall be issued pursuant to Section 3, Section 6, Section 7(d) or Section 11 or otherwise hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall, upon receipt of written notice directing it to do so, be canceled by the Rights Agent.

(iii)  If there are not sufficient authorized but unissued shares of the Corporation’s Common Stock to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), or should the Board of Directors so elect, the Corporation shall with respect to such deficiency, to the extent permitted by applicable law and any material agreements to which the Corporation is a party, (i) determine the excess (the “Spread”) of (A) the value of the shares of the Corporation’s Common Stock issuable upon the exercise of a Right as provided in Section 11(a)(ii) (the “Current Value”) over (B) the Exercise Price, and (ii) with respect to each Right, make adequate provision to substitute for such shares of Common Stock, upon payment of the applicable Exercise Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (A) cash, (B) a reduction in the Exercise Price, (C) shares of the Corporation’s Common Stock or other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors has determined to have the same value as the Corporation’s Common Stock (“Common Stock Equivalents”)), (D) debt securities of the Corporation or (E) other assets; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (ii) above within thirty days following the Stock Acquisition Date, then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of the Corporation’s Common Stock (to the extent available) and then, if necessary, cash, which shares and cash shall have an aggregate value equal to the Spread.

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(b) If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of the Corporation’s Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 180 days after the Stock Acquisition Date, in order that the Corporation may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). If the Corporation determines that action need be taken pursuant to this Section 11(a)(iii), the Corporation (x) shall provide, subject to Section 7(f) and the last paragraph of Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, decide the appropriate form of distribution to be made and determine the value thereof. If the exercisability of the Rights is suspended pursuant to this Section 11(a)(iii), the Corporation shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. When the suspension is no longer in effect, the Corporation shall make another public announcement, and deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Corporation’s Common Stock shall be the Current Per Share Market Price (as determined pursuant to Section 11(d)(i)) of the Corporation’s Common Stock as of the Stock Acquisition Date, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Corporation’s Common Stock on such date.

(c) If the Corporation fixes a record date for the making of a distribution to all holders of the Preferred Stock (including any distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock ) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the then Current Per Share Market Price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and (ii) the denominator of which shall be the then Current Per Share Market Price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed. If such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

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(d) Current Per Share Market Price.

(i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty consecutive Trading Days immediately prior to such date; provided, however, that if the Current Per Share Market Price of the security is determined during a period (i) following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or other securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security, and (ii) prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ, or, if on any such date the security is not listed on NASDAQ, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors. If on any such date no such market maker is making a market in the security, the fair value of the security on such date as determined in good faith by the Board of Directors shall be used.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded, the “Current Per Share Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Per Share Market Price of the Corporation’s Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “Current Per Share Market Price” means the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which requires such adjustment.

(f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a)-(c), inclusive, and the provisions of Section 7, Section 9, Section 10 and Section 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

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(g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation exercises its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-hundredth of a share of Preferred Stock (calculated to the nearest one one-thousandth of a share of Preferred Stock) obtained by (i) multiplying the number of one one-hundredth of a shares of Preferred Stock covered by a Right immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Corporation may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Exercise Price is adjusted or any day thereafter but, if the Rights Certificates have been distributed, shall be at least 10 days after the date of the public announcement. If Rights Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

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(k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Preferred Stock at such adjusted Exercise Price.

(l) If this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date shares of Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Per Share Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on the Preferred Stock payable in shares of Preferred Stock, or (v) issuance of any rights, options or warrants referred to in Section 11(b) made by the Corporation after the date of this Rights Agreement to holders of its Preferred Stock shall not be taxable to such stockholders.

(n) If, at any time after the date of this Rights Agreement and prior to the Distribution Date, the Corporation (i) declares or pays any dividend on the Corporation’s Common Stock payable in shares of Common Stock or (ii) effects a subdivision, combination or consolidation of the Corporation’s Common Stock (by reclassification or otherwise other than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (x) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (y) each share of the Corporation’s Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

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Section 12. Certification of Adjusted Exercise Price or Number of Shares.

Whenever an adjustment is made as provided in Section 11, Section 13 or Section 23(c), the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment and the computation, methodology and accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, Section 13 or Section 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person or Persons) and the Corporation shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Corporation or cash or any other property, or (z) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Corporation or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or Earning Power (as defined herein) aggregating more than 50% of the assets or Earning Power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 11(a)(ii) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Exercise Price by 50% of the Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Rights Agreement; (iii) the term “Corporation” for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to insure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11 (a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

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(b) “Earning Power” of the Corporation and its Subsidiaries shall be determined in good faith by the Corporation’s Board of Directors on the basis of the operating earnings of each business operated by the Corporation and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Corporation or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Corporation or any Subsidiary).

(c)  “Principal Party” shall mean:

(i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

(ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or Earning Power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or Earning Power so transferred or if the Person receiving the greatest portion of the assets or Earning Power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

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provided, however, that in any case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; (3) if such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stock of two or more of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(d) The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or Earning Power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Corporation and each Principal Party and each other Person that may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or Earning Power, assume this Rights Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or a transfer of assets or Earning Power referred to in Section 13(a) hereof, the Principal Party will:

(i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii) use its best efforts to (1) list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the NASDAQ Capital Market, and (2) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 11(a)(ii) hereof, thereafter be exercisable in the manner described in Section 13(a).

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(e) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation, as amended, or Amended and Restated By-laws, as amended, or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14. Fractional Rights and Fractional Shares.

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock). If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right. For the purposes of this Section 14(a), the Fair Market Value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ, or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors, or, if on any such date no professional market maker is making a market in the Rights, the Fair Market Value of a whole Right shall be determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, the Fair Market Value of a whole Right on such date shall be determined in good faith by the Board of Directors.

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(b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one-hundredth of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

(c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive shares of Common Stock, capital stock equivalents (other than shares of Preferred Stock) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares of Common Stock or units of such Common Stock, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock, capital stock equivalents or other securities.  In lieu of fractional shares of Common Stock, capital stock equivalents or other securities, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock or unit of such Common Stock, capital stock equivalents or other securities.  For purposes of this Section 14(c), the Fair Market Value shall be the current closing price for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a share of Preferred Stock.

(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Rights Agreement, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

(e) The holder of a Right by the acceptance of a Right expressly waives his, her or its right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) upon exercise of a Right.

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Section 15. Rights of Action.

All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his, her or its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

Section 16. Agreement of Right Holders.

Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights shall be evidenced by the Book-Entries representing, or the certificates for, Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which Book Entries representing, or the certificates for, Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

(b) After the Distribution Date, the Rights Certificates are transferable (subject to the provisions of this Rights Agreement) only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c) The Corporation and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Book Entry representing, or certificate for, Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(d) Notwithstanding anything in this Rights Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible; and

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(e) Rights Beneficially Owned by certain persons will under certain circumstances set forth in this Rights Agreement become null and void pursuant to Section 11(a)(ii) hereof; and

(f) This Rights Agreement may be supplemented or amended from time to time pursuant to Section 26 hereof.

Section 17. Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agreement.

(a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or failed to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement. The provisions under this Section 18 and Section 20 below shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Corporation to the extent that the Rights Agent is successful in so enforcing its right of indemnification.

(b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.  In no case will the Rights Agent be liable for special, indirect, incidental or consequential or consequential loss or damage at any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of such loss or damage.

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Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

Section 20. Duties of Rights Agent.

The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Rights Agreement and no implied duties or obligations shall be read into this Rights Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

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(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President or any Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

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(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become financially interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Rights Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate or Person with whom another Person is Acting in Concert) under this Rights Agreement unless and until the Rights Agent shall be specifically notified in writing by the Corporation of such fact, event or determination.

(l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

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Section 21. Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing mailed to the Corporation and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

Section 22. Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date (as defined herein) and the Close of Business on the Expiration Date, the Corporation may, with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options; (b) under any employment plan or arrangement; (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation; or (d) pursuant to a contractual obligation of the Corporation, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, and (ii) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

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Section 23. Redemption.

(a) The Corporation may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of (i) the tenth day following the Stock Acquisition Date (subject to extension by the Corporation as provided in Section 26 hereof) or (ii) the Expiration Date, at a redemption price of $0.01 per Right, subject to adjustments as provided in subsection (c) below (the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation’s election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-hundredth (1/100th) of a share) of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

(c) In the event the Corporation shall at any time after the date of this Rights Agreement (i) pay any dividend on Common Stock in shares of Common Stock; (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares; (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock; or (iv) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, and in each such event, the Redemption Price shall be appropriately adjusted to reflect the foregoing.

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(d) The Corporation may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date , on the registry books of the transfer agent for the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Corporation.

Section 24. Notice of Proposed Actions.

(a) If the Corporation shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend); (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock ); (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or Earning Power of the Corporation and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding-up of the Corporation; or (vi) to declare or pay any dividend on the Common Stock payable in shares of Common Stock, or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Corporation shall give to each holder of a Rights Certificate and the Rights Agent, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of the Common Stock or Preferred Stock or both, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock or Preferred Stock or both, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

(b) The Corporation shall, as soon as practicable after a Stock Acquisition Date, give to each holder of a Rights Certificate, in accordance with Section 25, a notice that describes the transaction in which the a Person became an Acquiring Person and the consequences of the transaction to holders of Rights under Section 11(a)(ii).

32

Section 25. Notices.

Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Rights Certificate or Right to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

TSR, Inc.
400 Oser Avenue, Suite 150
Hauppauge, NY 11788
(631) 231-0333
Attention: Christopher Hughes

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Corporation or by the holder of record of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
(212) 845-3218

Attention: Erika Young, Vice President & Account Administrator

Notices or demands authorized by this Rights Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Rights Certificate or Right shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 26. Supplements and Amendments.

For as long as the Rights are then redeemable, the Corporation may in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained, herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iv) shall materially adversely affect the interest of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.

33

Section 27. Exchange.

(a) The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Corporation’s Common Stock then-outstanding.

(b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

34

Section 28. Successors.

All of the covenants and provisions of this Rights Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Rights Agreement.

Nothing in this Rights Agreement shall be construed to give to any Person or corporation other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

Section 30. Delaware Contract.

This Rights Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 31. Counterparts.

This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 32. Descriptive Headings.

Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33. Severability.

If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34. Determinations and Actions By the Board of Directors, Etc.

The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

35

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

TSR, INC.

By:
Name:	Christopher Hughes
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	Erika Young
Title:	Vice President & Account Administrator

36

EXHIBIT A

TO RIGHTS AGREEMENT

UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

TSR, INC.

SUMMARY OF RIGHTS TO PURCHASE CLASS A PREFERRED STOCK, SERIES ONE

On August 29, 2018, the Board of Directors of TSR, INC. (the “Corporation”) declared a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation held by stockholders of record on August 29, 2018 (the “Record Date”). Each Right entities the registered holder to purchase from the Corporation one one-hundredth (1/100th) of a share of preferred stock of the Corporation, designated as Class A Preferred Stock, Series One (the “Preferred Stock”) at a price of $24.78 per one one-hundredth (1/100th) of a share (the “Exercise Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of August 29, 2018, between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth day following the first date (the “Stock Acquisition Date”) on which there is a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 5% or more of the Corporation’s outstanding Common Stock (an “Acquiring Person”) or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may determine or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person’s or group’s intention to commence a tender or exchange offer the consummation of which would result in the ownership of 5% or more of the Corporation’s outstanding Common Stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock, but will instead be evidenced, (i) with respect to any of the shares of Common Stock held in uncertificated book-entry form (a “Book-Entry”) outstanding as of the Record Date, by such Book-Entry and (ii) with respect to the shares of Common Stock evidenced by Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, together with a copy of this Summary of Rights.

A - 1

An Acquiring Person does not include (A) the Corporation, (B) any Subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, (D) any person or group whose ownership of 5% or more of the Corporation’s then-outstanding shares of Common Stock results solely from (i) any action or transaction or transactions approved by the Corporation’s Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of the Corporation’s Common Stock pursuant to a transaction or transactions approved by the Corporation’s Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of any additional shares of the Corporation’s Common Stock unless such acquisition of additional Common Stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)), (E) any Person that the Board of Directors determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors, or (F) any Person who or which, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional shares of the Corporation’s Common Stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of shares of the Corporation’s Common Stock then outstanding beneficially owned by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock, such Person is not the Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 5%, such Grandfathered Stockholder shall cease to be a Grandfathered Stockholder and this clause (ii) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the time of the first public announcement of this Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of shares of the Corporation’s Common Stock expires, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different shares of the Corporation’s Common Stock that confers Beneficial Ownership of shares of the Corporation’s Common Stock shall be considered the acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional shares of the Corporation’s Common Stock, such Person is not the Beneficial Owner of 5% or more of the Corporation’s Common Stock then outstanding.

A - 2

“Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (a) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) has the right to acquire or vote pursuant to any agreement, arrangement or understanding (except under limited circumstances), (c) which are directly or indirectly beneficially owned by any other Person with which such Person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting such securities, or obtaining, changing or influencing control of the Company, or with whom such Person is acting in concert or (d) in respect of which such Person has a derivative position.

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 29, 2018 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), transfer on the Corporation’s direct registration system of any Common Stock represented by a Book-Entry or a certificate outstanding as of August 29, 2018, and, in each case, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such Book-Entry or certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

The Rights are not exercisable until the Distribution Date. Unless earlier redeemed by the Corporation as described below, the Rights will expire at the close of business on August 29, 2021 (the “Expiration Date”) (or, if the Distribution Date shall have occurred before August 29, 2021, at the close of business on the 90th day following the Distribution Date).

The Preferred Stock is non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock (i) subordinate to any other series of the Corporation’s preferred stock and (ii) senior to the Common Stock. The Preferred Stock may not be issued except upon exercise of Rights. Each outstanding share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to (i) 100 times the cash dividends declared on the Corporation’s Common Stock, and (ii) a preferential cash dividend, if any, in preference to holders of Common Stock in an amount equal to $50.00 per share of Preferred Stock less the per share amount of all cash dividends declared on the Preferred Stock pursuant to clause (i) since the immediately preceding quarterly dividend payment date. In addition, Preferred Stock is entitled to 100 times any noncash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Corporation, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $1.00 per one one-hundredth of a share plus accrued and unpaid dividends and distributions thereon or 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions. If the dividends accrued on the Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holder of record of the Preferred Stock of the Corporation of all series (including the Preferred Stock) will have the right to elect two members to the Corporation’s Board of Directors.

A - 3

The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

Unless the Rights are earlier redeemed, in the event that, after the time that a Person becomes an Acquiring Person, the Corporation were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or Earning Power (as defined in the Rights Agreement) of the Corporation and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record, other than the Acquiring Person, of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of one one-hundredths of a share of Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Corporation’s Common Stock as provided in the Rights Agreement).

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may, at the election of the Corporation, be evidenced by depositary receipts. The Corporation may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

At any time on or prior to the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date (or such later date as a majority of the Board of Directors may determine) or (ii) the Expiration Date, the Corporation may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). Immediately upon the effective time of the action of the Board of Directors of the Corporation authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For as long as the Rights are then redeemable, the Corporation may, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Corporation may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

A - 4

EXHIBIT B

TO RIGHTS AGREEMENT

[Form of Rights Certificate]

Certificate No. W	_________Rights

NOT EXERCISABLE AFTER (I) ___________, 2021, OR (II) IF THE DISTRIBUTION DATE (AS DEFINED BELOW) SHALL HAVE OCCURRED BEFORE THE DATE SPECIFIED IN CLAUSE (I), THE DATE WHICH IS NINETY (90) DAYS AFTER ______________, 2021, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

Rights Certificate

This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 29, 2018 (the “Rights Agreement”) between TSR, Inc. (the “Corporation”) and Continental Stock Transfer & Trust Company, (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on August 29, 2021 (or if the Distribution Date shall have occurred before August 29, 2021, at the close of business on the 90th day following the Distribution Date) at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in New York, New York, one one-hundredth (1/100th) of a fully paid nonassessable share of Class A Preferred Stock, Series One, $1.00 par value per share, of the Corporation (the “Preferred Stock”) at a purchase price of $24.78, as the same may from time to time be adjusted in accordance with the Rights Agreement (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed.

As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided in the Rights Agreement.

B - 1

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate, or, Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $0.01 per Right. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100th) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at a meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement. This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

B - 2

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of _____________________.

ATTEST:

By:
Secretary	Title:

Countersigned:

[RIGHTS AGENT]

By:

B - 3

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

FOR VALUE RECEIVED ________________________________hereby sells, assigns and transfers unto _________________________(Please print name and address of transferee) ___________________________________Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:________________________________

Signature

Signature Guaranteed:

B - 4

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [___] is [___] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [___] did [___] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:___________________________
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

B - 5

FORM OF ELECTION TO PURCHASE

(To be executed if registered holder
desires to exercise the Rights Certificate.)

TO: ___________________

The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying number: ________________________
____________________________________________________________________________
(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ________________________
____________________________________________________________________________
(Please print name and address)

Dated: _______________________

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed

B - 6

EXHIBIT C

TO RIGHTS AGREEMENT

FORM OF CERTIFICATE OF DESIGNATIONS
OF
CLASS A PREFERRED STOCK, SERIES ONE
OF
TSR, INC.

I, Christopher Hughes, President and Chief Executive Officer of TSR, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Act”), in accordance with provision 103 of the Act, DO HEREBY CERTIFY that: pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the Act the Board of Directors on August 29, 2018 adopted the following resolution which creates a series of thirty thousand (30,000) shares of Preferred Stock designated as Class A Preferred Stock, Series One.

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.  Designation and Amount. The shares of such series shall be designated as “Class A Preferred Stock, Series One” (the “Series One Preferred Stock”) and the number of shares constituting such series shall be thirty thousand (30,000).

Section 2.  Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series One Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Corporation (the “Common Stock”) and (ii) a preferential cash dividend (the “Preferential Dividends”), if any, on the first day of March, June, September and December of each year (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount (except in the case of the first Quarterly Dividend Payment Date if the date of the first issuance of Series One Preferred Stock is a date other than a Quarterly Dividend Payment Date, in which case such payment shall be a prorated amount of such amount) equal to $50.00 per share of Series One Preferred Stock less the per share amount of all cash dividends declared on the Series One Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series One Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series One Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series One Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series One Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Participating Dividends” and the multiple of such cash and noncash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time after August 29, 2018 (the “Effective Date”) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series One Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(B) The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series One Preferred Stock.

(C) Preferential Dividends shall begin to accrue on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series One Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3.  Voting Rights. The holders of shares of Series One Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series One Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of Series One Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series One Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation, as amended, or Amended and Restated By-Laws, as amended, the holders of shares of Series One Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) In the event that the Preferential Dividends accrued on the Series One Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of Preferred Stock of the Corporation of all series (including the Series One Preferred Stock), other than any series in respect of which such right is expressly withheld by the Certificate of Incorporation, as amended, or the authorizing resolutions included in the Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Amended and Restated By-Laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series One Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series One Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series One Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining directors elected by such stockholders, if there be any) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

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(D) Except as otherwise required by the Certificate of Incorporation, as amended, or the Amended and Restated By-laws, as amended, or set forth herein, holders of Series One Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

Section 4. Certain Restrictions.

(A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series One Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series One Preferred Stock may have in such circumstances, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series One Preferred Stock, unless dividends are paid ratably on the Series One Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

(iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series One Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity with the Series One Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

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(C) The Corporation shall not issue any shares of Series One Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of August 29, 2018 between the Corporation and Continental Stock Transfer & Trust Company, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose, any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series One Preferred Stock.

Section 5.  Reacquired Shares. Any shares of Series One Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section 6.  Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock unless the holders of shares of Series One Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100 ($1.00 per one one-hundredth of a share) plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series One Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series One Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series One Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series One Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple.” In this event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series One Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 7.  Certain Reclassifications and Other Events.

(A) In the event that holders of shares of Common Stock of the Corporation receive after the Effective Date, in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series One Preferred Stock shall be adjusted so that after such event the holders of Series One Preferred Stock shall be entitled, in respect of each share of Series One Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(B) In the event that holders of shares of Common Stock of the Corporation receive after the Effective Date, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series One Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

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(C) In the event that holders of shares of Common Stock of the Corporation receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation, (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series One Preferred Stock shall each be adjusted so that after such event each holder of a share of Series One Preferred Stock shall be entitled, in respect of each share of Series One Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distribution upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or wan-ant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(D) For purposes of this Certificate of Designations, the “Fair Market Value” of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the., over-the counter market, as reported by the NASDAQ Capital Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term “Trading Day” shall mean a day in which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the any such national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

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Section 8.  Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series One Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9.  Effective Time of Adjustments.

(A) Adjustments to the Series One Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(B) The Corporation shall give prompt written notice to each holder of a share of Series One Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10. No Redemption. The shares of Series One Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series One Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation, as amended, of the Corporation.

Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation, as amended, of the Corporation or a Certificate of Designations relating to a series of preferred stock of the Corporation established after the issuance of any share of Series One Preferred Stock or any right, warrant, or option providing for the issuance thereof, the Series One Preferred Stock shall rank, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, (i) junior to all other series of the Corporation’s Preferred Stock and (iv) senior to the Common Stock.

Section 12. Amendment. The provisions hereof and the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series One Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series One Preferred Stock, voting together as a single class.

Section 13. Fractional Shares. Series One Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100th) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series One Preferred Stock.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 29th day of August, 2018.

Name:	Christopher Hughes
Title:	Chief Executive Officer

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